Exhibit F-2

                   Cabaniss, Johnston, Gardner, Dumas & O'Neal
                              Birmingham, Alabama



                                  July 18, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re: Third Amended Application or Declaration of The Southern Company, Mobile Energy Services Company, L.L.C. and Mobile Energy Service Holdings, Inc. on Amendment No. 3 to Form U-1 Under the Public Utility Holding Company Act of 1935 (File No. 70-9771)

Ladies and Gentlemen:

         We are furnishing this opinion to the Securities and Exchange Commission (the "Commission") at the request of Mobile Energy Services Company, L.L.C., an Alabama limited liability company ("Mobile Energy"), and Mobile Energy Service Holdings, Inc., an Alabama corporation ("Holdings" and collectively, "Debtors"), in connection with the Third Amended Application or Declaration on Amendment No. 2 to Form U-1 (File No. 70-9771) (the "Amended Application") under the Public Utility Holding Company Act of 1935, as amended ("the Act"), filed by The Southern Company ("Southern") and the Debtors (collectively, the "Applicants"). Mobile Energy and Holdings are both debtors under Chapter 11 of the United States Bankruptcy Code. The Amended Application requests that the Commission provide the authorization necessary under the Act to perform those acts and consummate such transactions contemplated as part of the solicitation and approval process and implementation of a proposed Third Joint Plan of Reorganization dated October 15, 2001, as modified on June 25, 2003 (the "Third Plan"), filed with the United States Bankruptcy Court for the Southern District of Alabama ("Bankruptcy Court") by the Debtors. The Third Plan and the Second Amended Disclosure Statement accompanying the Third Plan, as modified on June 25, 2003 (the "Second Amended Disclosure Statement") are attached as exhibits to the Amended Application. The Third Plan supersedes all previous plans filed with the Bankruptcy Court in the Mobile Energy and Holdings bankruptcy cases. The Third Plan is subject to comment by interested parties, including creditors of Mobile Energy and Holdings, in the course of review by the Bankruptcy Court.

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July 18, 2003
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         Issuance of New Common Stock (as defined in the Third Plan) in reorganized Holdings as described in the Amended Application and the Third Plan, and the extinguishment of Southern's equity ownership interests in Holdings as described in the Amended Application and the Third Plan are herein referred to as the "Proposed Transaction."

         For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a)  The Amended Application;

          (b)  The Third Plan;

          (c)  The Second Amended Disclosure Statement;

          (d) The Articles of Organization of Mobile Energy dated July 13, 1995, as amended by the First Amendment to the Articles of Organization of Mobile Energy dated February 7, 2000, and the Second Amendment to the Articles of Organization of Mobile Energy dated December 28, 2000;

          (e) The Operating Agreement of Mobile Energy dated July 14, 1995, as amended by the First Amendment to Operating Agreement of Mobile Energy dated August 23, 1995, and the Second Amendment to the Operating Agreement of Mobile Energy dated December 21, 2000;

          (f) The Certificate of Amendment and Restatement of Articles of Incorporation of Holdings dated February 7, 2000, together with the Articles of Restatement of Articles of Incorporation of Holdings dated February 7, 2000, and attached thereto;

          (g)  The Bylaws of Holdings effective May 25, 1995;

          (h) Unanimous Written Consent of the Members of Mobile Energy dated January 14, 1999;

          (i) Unanimous Consent of Members of Mobile Energy to Adoption of Certain Actions and Resolutions in Lieu of Meeting dated January 14, 1999;

          (j) The Minutes of a Meeting of the Manager and Members of Mobile Energy dated February 7, 2000;

          (k) Joint Consent of the Manager and Members of Mobile Energy to Adoption of Certain Actions and Resolutions in Lieu of Meeting dated December 28, 2000;
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          (l)  Joint Unanimous Written Consent of the Directors and the
               Shareholder of Holdings to the Adoption of Certain Actions and Resolutions in Lieu of Meeting dated February 7, 2000;

          (m) A Certificate of Existence for Mobile Energy issued by the Secretary of State of Alabama, dated July 14, 2003;

          (n) A Certificate of Existence for Holdings issued by the Secretary of State of Alabama, dated July 14, 2003 (the "Holdings Certificate of Existence"); and

          (o) The June 25, 2003 draft of the Amended and Restated Intercreditor and Collateral Agency Agreement (the "Intercreditor Agreement").

         For purposes of this opinion, we have relied upon the oral representation of the Alabama Department of Revenue that Holdings and Mobile Energy are in good standing under the laws of the State of Alabama. For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (o) above. In particular we have not reviewed any document (other than the documents listed in paragraphs (a) through (o) above) that is referred to in or incorporated by reference into the Amended Application, the Third Plan or Second Amended Disclosure Statement. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein, and we have made due inquiry regarding same with other counsel working on this matter. We have assumed that the Second Amended Disclosure Statement accurately and completely describes the Proposed Transaction. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects without independent verification or determination by us.

         The opinions expressed below with respect to the Proposed Transaction are subject to and rely upon the following assumptions and conditions:

          (i) the Proposed Transaction shall have been duly authorized and approved, to the extent required by and in accordance with the governing corporate documents of Holdings and the governing limited liability company documents of Mobile Energy, by the board of directors and shareholder of Holdings and the members and manager of Mobile Energy, and all other corporate or limited liability company formalities required by Alabama or other law for the consummation of the Proposed Transaction shall have been taken (including the proper authorization of the issuance of the New Common Stock, cancellation of the stock of Holdings held by Southern, the surrender of the First Mortgage Bonds and the

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               Tax-Exempt Bonds, the due execution and recordation of
               appropriate amendments to the Articles of Incorporation and Bylaws of Holdings and the Articles of Organization and Operating Agreement of Mobile Energy as described in Article IX.R of the Second Amended Disclosure Statement, and all corporate and limited liability company actions and filings necessary for the creation and organization of all new corporate, limited liability company or other entities contemplated under the Third Plan are duly and fully accomplished), and that all other parties to the Proposed Transaction are duly organized or formed, validly existing and in good standing under the laws of the respective jurisdictions of their organization or formation and under the laws of all jurisdictions where they are conducting business or otherwise required to be so qualified and have the full power and authority (corporate, limited liability company, partnership, trust or other) to execute, deliver and perform their duties under all documents related to the Proposed Transaction and take all actions necessary to consummate the Proposed Transaction;

          (ii) the board of directors of Holdings has determined that the consideration received or to be received for the New Common Stock to be issued is adequate and that Southern has waived any and all preemptive rights it may have with respect to the New Common Stock;

          (iii) final approval by the Bankruptcy Court of the Proposed Transaction, the Third Plan and the Second Amended Disclosure Statement;

          (iv) Southern owns all of the issued and outstanding stock of Holdings and Holdings is the sole member and manager of Mobile Energy;

          (v) that all of the documents related to the Proposed Transaction, including, but not limited to, the documents examined by us, constitute the legal, valid and binding obligation of each party thereto enforceable against such party in accordance with their terms, that they have been duly authorized, executed and delivered by all parties thereto and that all signatories to such documents have been duly authorized;

          (vi) all required approvals, authorizations, consents, certificates, rulings and orders of, and all filings and registrations with, all applicable federal, state and local commissions, boards and other regulatory authorities with respect to the Proposed Transaction shall have been obtained or made, as the case may be (including, without limitation, the Commission, the Industrial

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               Development Board of the City of Mobile, Alabama, the Alabama
               Public Service Commission and the Bankruptcy Court), and the Proposed Transaction shall have been accomplished in accordance with all such approvals, authorizations, consents, certificates, rulings, orders, filings and registrations;

          (vii) the execution and delivery of the documents related to the Proposed Transaction by each of the parties thereto do not, and the performance by each such party will not, violate any applicable laws;

          (viii) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence on the part of any party to any beneficiary of the Proposed Transaction with respect to the transactions provided therein;

          (ix) all required approvals and authorizations of the issuer(s) of the First Mortgage Bonds (as defined in the Third Plan) and the Tax-Exempt Bonds (as defined in the Third Plan) have been or shall be obtained;

          (x) the accuracy and completeness of all certificates and other statements, documents and records reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the documents related to the Proposed Transaction, with respect to the factual matters set forth therein;

          (xi) the parties to the Proposed Transaction shall have obtained all consents, waivers and releases, if any, required for the Proposed Transaction under all documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits, including, but not limited to, the First Mortgage Bonds and the Tax-Exempt Bonds;

          (xii) the capacity of all natural persons and the genuineness of all signatures;

          (xiii) Holdings has not issued any securities other than the stock held by Southern, the First Mortgage Bonds and the Tax-Exempt Bonds;

          (xv) neither Holdings nor Mobile Energy is a "utility" or a "holding company" as defined by ALA. CODE ss. 37-4-1 (2002 Supp.) or otherwise subject to regulation by the Alabama Public Service Commission; and
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          (xvi) the authenticity of all documents submitted to us as original documents and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

         Based upon the foregoing, and subject to the assumptions and conditions set forth herein, it is our opinion that:

          (1) upon the Proposed Transaction being consummated in accordance with the Plan and as contemplated by the Application, the Proposed Transaction will not violate any applicable law of the State of Alabama;

          (2) that based solely on the Holdings Certificate of Existence, Holdings is a corporation duly existing under the laws of the state of Alabama;

          (3) that upon issuance and receipt of consideration and subject to compliance with applicable corporate formalities for the surrender and cancellation of the stock of Holdings held by Southern and the First Mortgage Bonds and the applicable Tax-Exempt Bonds, and the issuance of the New Common Stock, any New Common Stock in Holdings duly issued pursuant to and as contemplated by the Third Plan will be validly issued, fully paid, and nonassessable under the laws of the State of Alabama, and the holders thereof will be entitled to the rights and privileges thereto as set forth in the Amended Articles of Incorporation of Holdings and as otherwise provided, defined, and limited by the laws of the State of Alabama; and

          (4) that the rights of both the holders of the First Mortgage Bonds and Tax-Exempt Bonds will be altered under the Proposed Transaction, as described more fully in the Third Plan, the Second Amended Disclosure Statement and the Amended Application. They may also be altered pursuant to the Intercreditor Agreement in its current form or in the form as it may ultimately be agreed to by the parties. Among other things, the holders of First Mortgage Bonds will receive a pro rata share of 72.976% of the New Common Stock and the holders of Tax-Exempt Bonds will receive pro rata share of 27.033% of the New Common Stock and they will retain a pro rata share of $1,000,000 of such Tax-Exempt Bonds. Southern's common equity interests in Holdings will also be extinguished under the Third Plan. Except as described above and in the Third Plan, the Second Amended Disclosure Statement and the Amended Application, the consummation of the Proposed

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               Transaction in accordance with the Third Plan and as contemplated by the Amended Application will not violate the legal rights under Alabama law of the holder of any securities issued by Holdings.

         We express no opinion with respect to the applicability or effect of state antitrust, tax, securities or "blue sky" laws with respect to the Proposed Transaction. We also express no opinion with respect to the applicability or effect of ALA. CODE ss.ss. 37-14-1 et seq. (1992 Repl.).

         The foregoing opinions are limited to the matters expressly set forth in this opinion letter, and no opinion is implied or may be inferred beyond the matters expressly so stated. The opinions expressed herein are limited solely to matters governed by the laws of the State of Alabama, and no opinion is expressed as to the law of any other state or as to any matter of local or federal law, including, but not limited to, federal tax laws, bankruptcy or creditors' rights laws, antitrust laws, and securities laws. In rendering this opinion we have further relied without independent investigation or verification and subject to the assumptions and qualifications contained therein, solely upon the opinion of Andrews & Kurth L.L.P., appended to the Amended Application as Exhibit F-1, with respect to the application of federal law. We have assumed that where the documents are governed by law other than the law of the State of Alabama, that the law in such other jurisdictions is the same as the law in the State of Alabama.

         We hereby consent to the filing of this opinion as an exhibit to the Amended Application and for no other purpose.

                                        Very truly yours,

                           /s/Cabaniss, Johnston, Gardner, Dumas & O'Neal

                            Cabaniss, Johnston, Gardner, Dumas & O'Neal